Exhibit 5.05 and 8.01

                       REID & PRIEST LLP
                      40 West 57th Street
                    New York, NY  10019-4097
                     Telephone 212 603-2000
                        Fax 212 603-2001





                                        May 31, 1996



Entergy Arkansas, Inc.
425 West Capitol Avenue
Little Rock, Arkansas 72201


Ladies and Gentlemen:

          We refer to the joint Registration Statement on Form S-3, including the exhibits thereto, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof of Entergy Arkansas, Inc. (the "Company"), Entergy Arkansas Capital I, Entergy Arkansas Capital II and Entergy Arkansas Capital III (the "Trusts") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Preferred Securities (the "Preferred Securities") of the Trusts to be offered in one or more underwritten public offerings; (ii) Junior Subordinated Debentures (the "Debentures") of the Company to be issued pursuant to the terms of either of two indentures from the Company to The Bank of New York, as trustee (the "Indentures"), either to be issued and sold by the Company to the Trusts or to be offered in one or more underwritten public offerings; and (iii) Guarantees of the Company with respect to the Preferred Securities (the "Guarantees") to be issued pursuant to the terms of guarantee agreements between the Company and The Bank of New York, as trustee (the "Guarantee Agreements") (the Preferred Securities and Debentures to be issued in a combined aggregate liquidation preference or principal amount of $150,000,000).

     We are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Arkansas.

     We are of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Debentures and the Guarantees of the Company will have been taken when:

     (a) the Company's and the Trusts' said joint Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and the Indentures and the Guarantee Agreements shall have been qualified under the Trust Indenture Act of 1939, as amended;

     (b) appropriate orders shall have been issued by the Arkansas Public Service Commission and the Tennessee Public
     Service Commission authorizing the issuance and sale of the Debentures and the Guarantees;

     (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Debentures and the Guarantees;

     (d) the proposed Indentures and the Guarantee Agreements shall have been appropriately executed and delivered;

     (e) the specific terms of the Debentures and the Guarantees shall have been determined by supplemental indenture, board resolution or officer's certificate; and

     (f) the Debentures and the Guarantees shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     We are further of the opinion that when the foregoing steps have been taken, the Debentures and the Guarantees will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, in each case, except as limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debentures and Guarantees by the underwriters.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. As to all matters of Arkansas law, we have relied upon an opinion of even date addressed to you by Friday, Eldredge & Clark, of Little Rock, Arkansas, Arkansas counsel to the Company. We consent to the reliance of Friday, Eldredge & Clark upon our opinion insofar as it relates to matters of New York law.

          We confirm our opinion as set forth under the caption
"Certain United States Federal Income Tax Considerations" in the
Prospectus Supplement constituting a part of the Registration
Statement.

          We hereby consent to the use of this opinion as an exhibit to the Company's and the Trusts' said Registration Statement on Form S-3, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus Supplement constituting a part thereof.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP